                                                                  EXHIBIT 10(AE)



                                 AMENDMENT NO. 1
                                     TO THE
                          SECURITIES EXCHANGE AGREEMENT

AMENDMENT NO. 1, dated as of March 7, 2000 (the "Amendment"), to the Securities Exchange Agreement, dated as of October 9, 1999 (the "Exchange Agreement"), among NCT Group, Inc., a Delaware corporation (the "Company"), Austost Anstalt Schaan ("Austost") and Balmore Funds, S.A. ("Balmore"). Austost and Balmore are referred to collectively herein as the "Exchange Holders." Capitalized terms used herein without definition shall have the respective meanings specified in the Exchange Agreement.

                              W I T N E S S E T H:

WHEREAS, the parties hereto are parties to the Exchange Agreement pursuant to which, inter alia, the Exchange Holders exchanged 533 shares of the common stock, par value $0.01 per share, of NCT Audio Products ("Audio") for shares of the common stock, par value $0.01 per share, of the Company (the "Investor Shares");

WHEREAS, pursuant to Section 1.3 of the Exchange Agreement, based upon the fair market value of the Company's Common Stock at February 15, 2000, the Exchange Holders are obligated to return to the Company 13,671,362 shares of Common Stock (the "Returnable Shares") from the Investor Shares;

WHEREAS, the Exchange Holders and the Company have agreed to amend certain of the terms and conditions of the Exchange Agreement in order to (1) allow the Exchange Holders to retain 3,611,111 Returnable Shares in exchange for an additional 533 shares of Audio common stock from a third party investor (the "Third Party Shares"), which the Exchange Holders shall deliver to NCT, and
(2) substitute cash payments by the Exchange Holders to the Company in lieu of the Exchange Holders' obligation to return the remaining Returnable Shares to the Company pursuant to Section 1.3 of the Exchange Agreement;

WHEREAS, the Exchange Holders and the Company have agreed to enter into this Amendment for the purpose of setting forth their agreement with respect to such an amendment; and

WHEREAS, the Exchange Holders and the Company desire to enter into this Amendment to evidence their mutual agreement with respect thereto and to make such other changes to the Exchange Agreement, all as specifically provided herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment. The Exchange Agreement is hereby amended to add new Sections 1.4 and 1.5 immediately following Section 1.3 as follows:

    "1.4  Return of Third Party Shares.

               (a) Notwithstanding Section 1.3 above, the Company agrees that the Exchange Holders may retain 3,611,111 Returnable Shares in exchange for an additional 533 shares of Audio common stock from a third party investor (the "Third Party Shares").

               (b) Exchange Holders, within five business days upon receipt of the Third Party Shares, shall deliver such Third Party Shares to the Company.

     1.5  Return of Proceeds from Exchange Holder's Disposition.

               (a) Notwithstanding Section 1.3 above, the Company agrees that the Exchange Holders may retain 10,060,251 shares of the Company's Common Stock (the "Remaining Returnable Shares"), and the Exchange Holders agree to pay the Company up to $10,000,000 in cash from proceeds the Exchange Holders realize from their disposition of such Remaining Returnable Shares.

               (b) Exchange Holders, during any one of the first three Trading Days (as defined below) of each month and for twelve consecutive months (such twelve month period the "Term"; the Term commencing on April 1, 2000) shall sell for cash a sufficient number of Remaining Returnable Shares at no less than the fair market value of such Remaining Returnable Shares (each sale a "Sale of Remaining Returnable Shares"), in order to receive cash proceeds from each such Sale of Remaining Returnable Shares equal to a minimum of $550,000 and a maximum of $3,300,000. Exchange Holders shall pay in cash to the Company, within five days of the date of each such Sale of Remaining Returnable Shares during the Term, 90% of the cash proceeds received by Exchange Holders from each such Sale of Remaining Returnable Shares. The total sum paid by Exchange Holders to the Company during the Term, pursuant to such Sales of Remaining Returnable Shares, shall equal and not exceed $10,000,000; however, if due to fluctuations in the fair market value of the Company's Common Stock, the Exchange Holders (i) are unable to or did not generate at least $11,000,000 in proceeds from such Sales of Remaining Returnable Shares by the conclusion of the Term and (ii) have sold all of the Remaining Returnable Shares in the open market in accordance with this Section, then all of the Exchange Holders' obligations under this Section shall terminate.

               (d) Notwithstanding anything contained herein to the contrary, if at the end of the Term, any of the Remaining Returnable Shares remain in the possession of the Exchange Holders, all such Remaining Returnable Shares shall be returned to the Company.

          "Trading Day" shall mean (i) a day on which the Common Stock is traded on The NASDAQ Small Cap Market, the NASDAQ National Market or other registered national stock exchange on which the Common Stock has been listed, or (ii) if the Common Stock is not listed on The NASDAQ Small Cap Market, the NASDAQ National Market or any registered national stock exchange, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board."

2. Miscellaneous. Except as expressly amended by this Amendment, the terms, covenants, conditions and agreements of the Exchange Agreement are in all respects ratified and confirmed and, except as amended hereby, shall continue in full force and effect.


                 [THIS PORTION OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.


                                            NCT GROUP, INC.


                                            By: /s/ CY E. HAMMOND
                                                -------------------------------
                                                Name: Cy E. Hammond
                                                Title: Senior Vice President,
                                                       Chief Financial Officer



                                            AUSTOST ANSTALT SCHAAN


                                            By: /s/ THOMAS HACKL
                                                -------------------------------
                                                Name: Thomas Hackl
                                                Title: Representative



                                            BALMORE FUNDS, S.A.


                                            By: /s/ FRANCOIS MORAX
                                                -------------------------------
                                                Name: Francois Morax
                                                Title: Director